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                                                                    EXHIBIT 99.1

                             [SCI NEWS LETTERHEAD]

FOR IMMEDIATE RELEASE:



                        SERVICE CORPORATION INTERNATIONAL
             ANNOUNCES AMENDMENT TO BANK CREDIT FACILITY AGREEMENTS



HOUSTON, TEXAS, December 4, 2000 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, today announced the completion of an amendment to its bank credit facility agreements. The amendment is effective as of November 14, 2000, and amends the Company's $300 million credit facility due in June 2002 and the Company's $700 million multi-currency revolving credit facility which also expires in June 2002.

The amendment provides the Company with the financial flexibility needed to execute the second phase of its strategic plan which includes joint venturing certain of its operations with strategic partners that could provide capital and other benefits to these operations. Proceeds from investments made by strategic partners would be used by the Company to reduce its debt.

Significant terms of the amendment include certain agreements made by the Company to reduce commitment amounts on the credit facilities based upon net cash proceeds generated from joint venture and asset sale transactions closed after September 30, 2000; changes to definitions and calculations of financial covenants related to a maximum debt-to-capitalization ratio, a minimum interest coverage ratio and a minimum net worth requirement; limits on the amount of Company assets that could be joint ventured or sold; and certain restrictions on future acquisition activity without lender approval.




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COMMENTING ON THE AMENDMENT, SCI CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ROBERT L.
WALTRIP, SAID:

"Under the previous terms of our credit facilities, certain transactions related to the second phase of our strategic plan would have required approval from our bank group prior to completing the transactions. We have worked proactively with our bank group to execute this amendment giving us the financial flexibility needed to complete such transactions without requiring prior approval. We are pleased to have the support of our bank group as the Company continues to execute its strategic plans which will result in increasing our cash flow and reducing our debt."

The amendment to the Company's credit facilities will be filed in its entirety with the Securities and Exchange Commission on Form 8-K.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions that the Company believes are reasonable. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from the Company's expectations are listed in the Company's third quarter 2000 Form 10-Q filed with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

As of September 30, 2000, SCI affiliates operated 3,755 funeral service locations, 575 cemeteries and 203 crematoria. SCI provides funeral and cemetery services in 20 countries on five continents.

For additional information contact:

Investor Relations:   Debbie E. Fisher - Director / Investor Relations           Tel:  (713) 525-9088

                      Eric D. Tanzberger - Vice President / Investor Relations   Tel:  (713) 525-7768
                                           Assistant Corporate Controller

Media Relations:      Terry Hemeyer - Managing Director / Corp. Communications   Tel:  (713) 525-5235

Other Service Corporation International press releases are available through SCI's homepage: http://www.sci-corp.com or by Company News On-Call by fax, (800) 758-5804, extension 104532, or at http://www.prnewswire.com.




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